                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         BRAKE HEADQUARTERS U.S.A., INC.
                (Name of Registrant as Specified In Its Charter)

                                      None
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

[ ]    Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                         BRAKE HEADQUARTERS U.S.A., INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         to be held on October 28, 1998

To the Stockholders of Brake Headquarters U.S.A., Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders of Brake Headquarters U.S.A., Inc., a Delaware corporation (the "Company"), will be held on Wednesday, October 28, 1998, at the offices of the Company's attorneys, Snow Becker Krauss P.C., 605 Third Avenue, 25th Floor, New York, New York 10158, at 10:00 a.m. for the following purposes:

         1. To elect five Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

         2. To authorize a reverse stock split of the Company's Common Stock, if necessary.

         3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1998.

         4. To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

         Only stockholders of record at the close of business on September 22, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


Long Island City, NY                          By Order of the Board of Directors
October 8, 1998

                                                   Sandra Ende
                                                   Secretary


                                   IMPORTANT:

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                         BRAKE HEADQUARTERS U.S.A., INC.
                              33-16 Woodside Avenue
                        Long Island City, New York 11101
                                 (718) 779-4800
                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------

         The Board of Directors of Brake Headquarters U.S.A., Inc. (the "Company") presents this Proxy Statement and the enclosed proxy card to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held on October 28, 1998. The record date of this proxy solicitation is September 22, 1998. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors, for the approval of the proposal to authorize a reverse stock split of the Company's Common Stock, if necessary, and to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1998. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any matters that may be brought before the Annual Meeting other than those listed on the Notice of the Annual Meeting.

         In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. A proxy may be revoked at any time before being voted by sending a new proxy bearing a later date or a revocation notice to the Company at the above address, attn: Secretary, or by notifying the Secretary of the Company at the Annual Meeting. The Company is soliciting these proxies and will pay the entire expense of solicitation, which will be made by use of the mails. This Proxy Statement is being mailed on or about October 8, 1998.

         The total number of shares of common stock, $.001 par value ("Common Stock"), of the Company outstanding as of September 22, 1998, was 5,679,413 shares. Each share of Common Stock has one vote. The affirmative vote by holders of a plurality of the votes represented at the Annual Meeting is required for the election of Directors. Only stockholders of record as of the close of business on September 22, 1998, will be entitled to vote at the Annual Meeting or any adjournments thereof. As the sole stockholder of the 1,000 shares of Series B Preferred Stock, which votes as a separate class, Joseph Ende, the Company's Chairman of the Board, has the exclusive right to elect a majority of the Company's Board of Directors until the earlier of the redemption date of March 31, 2001 or the reporting by the Company of at least $75 million in net sales for any year through December 31, 2000.

         The affirmative vote by a majority of the votes cast on the proposals to authorize a reverse stock split of the Company's Common Stock, if necessary, and to ratify the appointment of Deloitte & Touche LLP as the Company's auditors for the year ending December 31, 1998, is required. Each share of Common Stock has one vote and the Series B Preferred Stock will not vote on these proposals. Shares represented by proxies which are marked "abstain" with respect to such ratification will not be included in the vote totals on this proposal. All proxies will be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

         A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's principal office, 33-16 Woodside Avenue, Long Island City, NY 11101, during business hours, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder. Such list shall also be available at the Annual Meeting.

         The Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and the Proxy, the 1997 Annual Report to Stockholders including financial statements for the three-year period ended December 31, 1997 and the Quarterly Report on Form 10-Q for the six month period ended June 30, 1998, are expected to be mailed commencing on or about October 8, 1998 to stockholders of record on September 22, 1998.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of September 22, 1998, the number of shares of the Company's outstanding Common Stock, $.001 par value, beneficially owned (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares, by each director, by each Named Executive Officer, and by all directors and officers as a group. As the sole stockholder of the 1,000 shares of Series B Preferred Stock, which votes as a separate class, Joseph Ende, the Company's Chairman of the Board, has the exclusive right to elect a majority of the Company's Board of Directors.


Name and Address                            Amount and Nature                        Percentage
of Beneficial Owner                     Beneficial Ownership (1)                    of Class (2)
-------------------                     --------------------------                  ------------
Joseph Ende (3)                                   2,601,212  (4)(5)                     43.7%

Sandra Ende (3)                                      53,600  (6)                         1.2%

Marc J. Ruskin (3)                                   19,500  (7)                         (12)

Scott Osias (3)                                      29,500  (8)                         (12)

Name and Address                            Amount and Nature                        Percentage
of Beneficial Owner                     Beneficial Ownership (1)                    of Class (2)
-------------------                     --------------------------                  ------------
Elliot H. Lutzker                                    25,000  (9)                         (12)

Adam E. Budish                                        5,000  (10)                        (12)

Officers and Directors                            2,733,812  (11)                       45.4%
as a Group (6 Persons)

-------------
(1) Unless otherwise noted, the Company believes that all persons named in this table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this filing upon the exercise of warrants or options. Unless otherwise noted, each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(2) Based on 5,679,413 shares of Common Stock outstanding as of September 22, 1998.

(3) The address of this person is c/o the Company, 33-16 Woodside Avenue, Long Island City, New York 11101.

(4) Includes 270,000 shares issuable upon the exercise of currently exercisable options, but does not include an aggregate of 510,000 shares underlying options which are not currently exercisable or exercisable within the next 60 days.

         In March 1996, the Company amended its Certificate of Incorporation to authorize the issuance of 1,000 shares of Series B Preferred Stock to be held by Joseph Ende. As sole stockholder of the Series B Preferred Stock, which votes as a separate class, Mr. Ende has the exclusive right to elect a majority of the Company's Board of Directors until the earlier of the redemption date of March 31, 2001 or the reporting by the Company of at least $75 million in net sales for any year through December 31, 2000. See "Certain Relationships and Related Transactions."

(5) Does not include 53,600 shares owned of record by the Joseph and Sandra Ende Charitable Trust, of which Joseph and Sandra Ende are Trustees. Also does not include a presently indeterminable number of shares issuable upon conversion of up to $800,000 of 5% Convertible Debentures dated November 7, 1997 (the "Debentures"). On September 14, 1998, Mr. Ende entered into agreements with two Debentureholders to repurchase an aggregate of $850,000 of Debentures prior to November 2, 1998, subject to his obtaining personal bank financing. The Debentures mature on November 7, 1998 and are convertible into Common Stock at the rate of 82.5% of the average closing bid price of the Company's Common Stock for the five trading days preceding conversion. Mr. Ende has purchased $50,000 of Debentures and converted them into 255,180 shares of Common Stock. As of September 17, 1998, the remaining $800,000 of Debentures were convertible into approximately 2,850,000 shares of Common Stock at the assumed rate of $.28 per share. If all 2,850,000 shares were issued to Mr. Ende he would then beneficially own 5,451,212 (62.4%) of the 8,739,413 shares then outstanding for purposes of this computation. There can be no assurance this proposed transaction will be completed and this computation was made solely because Mr. Ende has the right to acquire such shares within the next 60 days. Mr. Ende has agreed to lock-up for a one-year period all shares acquired by him on conversion.

(6) Includes 53,600 shares owned of record by the Joseph and Sandra Ende Charitable Trust, of which Joseph and Sandra Ende, husband and wife, are Trustees.

(7) Includes 14,500 shares of Common Stock issuable upon the exercise of currently exercisable options, but does not include 75,000 shares of Common Stock issuable upon the exercise of options which are not currently exercisable or exercisable within the next 60 days.

-------------
(8) Includes 23,500 shares of Common Stock issuable upon the exercise of currently exercisable options, but does not include 53,000 shares of Common Stock issuable upon the exercise of options which are not currently exercisable or exercisable within the next 60 days.

(9) Includes (i) 20,000 shares of Common Stock issuable upon exercise of currently exercisable options held by Snow Becker Krauss P.C., counsel to the Company, and of which Mr. Lutzker is a partner, and (ii) 5,000 shares of Common Stock issuable upon exercise of currently exercisable options held by Mr. Lutzker.

(10) Includes 5,000 shares of Common Stock issuable upon the exercise of currently exercisable options.

(11) Includes 338,000 shares of Common Stock issuable upon exercise of currently exercisable stock options, but does not include 638,000 shares of common stock which may be purchased pursuant to stock options which are not currently exercisable, and does not include shares issuable upon conversion of Debenture described in Note (5) above.

(12)     Less than one percent of the issued and outstanding shares.

Compliance with Section 16(a) of the Exchange Act.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers, Directors and persons who own more than ten percent of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten percent Stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's copies of such forms received or written representations from certain reporting persons that no form 5's were required for those persons, the Company believes that, during the time period of January 1, 1997 through December 31, 1997, all filing requirements applicable to its Officers, Directors and greater than ten percent beneficial owners were complied with.

                              ELECTION OF DIRECTORS

         The Directors to be elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies not marked to the contrary will be voted "FOR" the election to the Board of Directors of the following five persons, each of whom are incumbent Directors.

         The following table sets forth information concerning the nominees:

Name                                 Age           Position
----                                 ---           --------

Joseph Ende                           50            Chairman of the Board
                                                    and Chief Executive Officer

Marc J. Ruskin                        46            Chief Financial Officer and
                                                    Director

Name                                 Age           Position
----                                 ---           --------

Sandra Ende                           45            Secretary and Director

Elliot H. Lutzker                     45            Director (1)

Adam E. Budish                        38            Director (1)
-----------------
(1) Member of Audit and Compensation Committees.

         Joseph Ende has been Chief Executive Officer and Chairman of the Board of Directors of the Company since July 9, 1992. He was also President of the Company from July 1992 until August 1998. He has been the President and a Director of Sanyo Automotive Parts, Ltd. ("Sanyo Automotive") since its inception in June 1976. Mr. Ende is the husband of the Company's Secretary, Sandra Ende.

         Sandra Ende has been a Director and Secretary of the Company since July 1992. She had been employed by Sanyo Automotive since its inception in June 1976 through March 1997, in various capacities including bookkeeper, Personnel Manager, Director of Marketing and Office Manager. Ms. Ende is the wife of the Company's President, Joseph Ende.

         Marc J. Ruskin, CPA, has been the Chief Financial Officer of the Company since August 1995 and a director of the Company since February 1998. He has 20 years of financial experience, including a combined five years at Ernst & Young LLP and Deloitte & Touche LLP. From 1993 until he joined the Company, Mr. Ruskin was Vice President of Finance and Administration for the Nason Group LLC, a Connecticut company formed to purchase and develop real estate. From 1991 to 1993, Mr. Ruskin was the Chief Financial Officer of REBO Group Incorporated, a New York based international corporation specializing in the research, development and production of high definition television. Mr. Ruskin was Vice President of Finance and Administration of Kaufman Astoria Studios, Inc., a company specializing in film/television and real estate management, from 1982 to 1991. Mr. Ruskin holds an MBA from the University of Bridgeport.

         Elliot H. Lutzker has been a Director of the Company since February 1998. Since 1985, Mr. Lutzker has been a partner in the law firm of Snow Becker Krauss P.C., counsel to the Company. He was formerly an attorney with the Division of Enforcement of the NorthEast Regional Office of the U.S. Securities and Exchange Commission. Mr Lutzker serves on the Board of Directors of Photonics Industries International, Inc.

         Adam E. Budish has been a Director of the Company since February 1998. Mr. Budish has been Vice President- Business Affairs at Reuters Health Information Inc. (a wholly-owned subsidiary of Reuters PLC) since June 1994. From January 1994 to June 1994 Mr. Budish was General Counsel to GeoMedica Networks, which was acquired by Reuters PLC in June 1994. From 1992 to 1994 Mr. Budish was Legal Counsel, Business Affairs at Rebo Studio, Inc. Mr. Budish has an M.B.A. from The Wharton School of the University of Pennsylvania, and a J.D. from George Washington University School of Law.

Certain Information Concerning the Board of Directors

         The Board of Directors held one meeting during 1997 and conducted other business by unanimous written consent. Each Director attended all Board meetings.

         All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors currently receive no cash compensation for serving on the Board of Directors. Officers are elected annually by the Board of Directors and, subject to existing employment agreements, serve at the discretion of the Board. The Company's Placement Agent, G-V Capital Corp., has the right at its discretion for a three-year period ending August 13, 1999 to designate either a member of the Board of Directors or an advisor to the Board.

                      INFORMATION ABOUT EXECUTIVE OFFICERS

         In addition to Joseph Ende, the Company's Chairman of the Board of Directors and Chief Executive Officer, Marc J. Ruskin, the Company's Chief Financial Officer, and Sandra Ende, the Company's Secretary, the following individual serves as an executive officer of the Company:

         Scott Osias has been President of the Company since August 1998 and prior thereto was Executive Vice President and Chief Operating Officer from April 1997. Prior thereto, he was Vice President of Sales and Marketing of the Company from October 1992. Mr. Osias has been employed in the retail automotive industry since 1973 and was the principal owner and operator of Automotive Discount Centers, a 14 store retail automotive parts store chain in New York from 1973 to 1988. Prior to joining the Company, from 1988, Mr. Osias was General Manager of Prime Automotive Warehouse, a warehouse distribution automotive parts chain.

                             EXECUTIVE COMPENSATION
Summary Compensation

         The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the years ended December 31, 1997, 1996 and 1995, by the Company's Chief Executive Officer, who was the Company's only executive officer ("Named Executive Officers") whose total compensation exceeded $100,000.


                                            Summary Compensation Table
                                                                    Long Term
                                         Annual Compensation       Compensation
                                    -----------------------------  ------------
                                                                     Securities
                                                          Other      Underlying
Name and                                                  Annual      Options/
Principal                                                 Compen-       SARs
Position                   Year     Salary       Bonus    sation        (#)
---------                  ----     ------       -----    -------     -------
Joseph Ende,               1997    $156,000     $ -0-(2)  $ -0-         -0-
Chief Executive            1996    $156,000       -0-(2)    -0-      30,000(1)
Officer and Director       1995    $127,500       -0-(2)    -0-     300,000(1)

Marc Ruskin                1997    $ 75,000     $ -0-     $52,000(3)    -0-
Chief Financial Officer
and Director

------------

(1) On July 31, 1995, Mr. Ende was granted, non-qualified stock options under the Company's 1995 Stock Option Plan, to purchase 180,000 shares of Common Stock at $3.00 per share expiring on July 30, 2000. On December 15, 1995, Mr. Ende was granted non-qualified stock options under the 1994 Stock Option Plan, to purchase 120,000 shares of Common Stock at $2.50 per share expiring on December 15, 2000. On November 19, 1996, Mr. Ende was granted a non-qualified stock option under the Company's 1994 Stock Option Plan to purchase 30,000 shares of Common Stock at $5.25 per share expiring on November 18, 2001.
         See "Stock Option Plans" below.

(2) The Board of Directors has the discretion to grant Mr. Ende a bonus of $50,000 for each of the six-month periods ending June 30 and December 31 during the three-year term of his employment agreement entered into on July 31, 1995, as amended, provided the Company reports operating income, but after payment of such bonus for the applicable six-month period. No bonus was issued for the periods ended December 31,1997,1996, and 1995.

(3) Represents the difference between the exercise price and the fair market value of options (the "spread") on the date of exercise.

Individualized Option/Grants in Last Fiscal Year

         The following table sets forth the number of stock options granted to the Named Executive Officers in the Summary Compensation Table during the year ended December 31, 1997, exercise information and potential realizable value.




                  Individual Grants                                                      Potential Realizable
                  Number of         Percent of                                             Value at Assumed
                  Shares Total      Options                                              Annual Rates of Stock
                  Underlying        Granted to                                             Price Appreciation
                  Options           Employees in     Exercise          Expiration             for Option Term
Name              Granted (#)       Fiscal Year      Price ($/sh)      Date                   5% ($)    10% ($)
----              -----------       -----------      ------------      ----                   ------    -------
None

                         Aggregated Option/SAR Exercises in Last Fiscal Year
                                     and FY End Option/SAR Values
                         ----------------------------------------------------

     (a)                  (b)              (c)                       (d)                    (e)
                                                                  Number of              Value of
                                                                 Unexercised           Unexercised
                        Shares                                 Options/SARs at         In-The-Money
                       Acquired                                  FY-End (#)            Options/SARs
                       on Exer-           Value                 Exercisable/          at FY-End ($)
Name                    cise (#)        Realized                Unexercisable           Exercisable
---------              ---------        --------               --------------         -------------
Joseph Ende                -0-               -0-                210,000/120,000       $492,300/$285,600(1)
Marc Ruskin              8,000           $52,000                 9,500/20,000           $7,235/$50,600(1)
Scott Osias                -0-               -0-                 13,500/33,000        $18,255/$ 8,640(1)(2)

--------------------

(1) The closing price of the Company's Common Stock on December 31, 1997 was $5.38 per share.

(2) Does not include 30,000 options exercisable at $6.75 per share which were not in-the-money at December 31, 1997.


Employment Agreements

         On July 31, 1995, the Company entered into a three-year employment agreement with Joseph Ende, then President and Chief Executive Officer of the Company. The agreement automatically renews for consecutive one-year periods unless terminated on thirty days' prior written notice by either party. The agreement was renewed on July 31, 1998, with Mr. Ende currently serving as Chief Executive Officer and Chairman of the Board. In 1997, Mr. Ende received a base annual salary of $156,500. The Board of Directors has the discretion to grant Mr. Ende a performance bonus of $50,000 for each of the six-month periods ending June 30 and December 31 during the term of the agreement, provided the Company reports operating income, but after payment of such bonus for the applicable six-month period. Such bonus will not accrue in the event the income level is not met. No bonus was paid or accrued in 1997. Under the agreement, Mr. Ende is also entitled to an automobile or a monthly allowance equal to the cost of leasing such automobile, and health and other benefits. Mr. Ende has agreed not to compete with the Company during the term of, and for a one-year period from the date of termination of, his employment with the Company.

         On April 10, 1997, the Company entered into a three-year employment agreement with Scott Osias, then Executive Vice President and Chief Operating Officer and currently President. The agreement automatically renews for one additional three-year period unless terminated on thirty days' prior written notice by either party. Under this agreement, Mr. Osias receives a base annual salary of $91,000, with a bonus to be determined by the Board of Directors. No bonus was paid for 1997. Under the agreement, Mr. Osias is also entitled to the use of an automobile, health insurance and other benefits and five-year options to purchase 30,000 shares of the Company's Common Stock at $6.75 per share. Mr. Osias has agreed not to compete with the Company during the term of, and for a period of six months from the date of termination of, his employment with the Company.

Employee Stock Bonus Plan

         In April 1995, the Company adopted an Employee Stock Bonus Plan which enables all full-time permanent employees to purchase shares of Common Stock at 85% of its then fair market value through payroll deductions. There are 100,000 shares available for sale under such plan without limitation as to the number of shares which may be purchased by any employee. These shares may be newly-issued shares or which may be purchased by the Company in the open market. An aggregate of 10,638 shares have been purchased under such plan as of December 31, 1997. The 100,000 shares of Common Stock reserved and/or issued to date under this plan are registered for sale on the Company's Registration Statement on Form S-8, which became effective when filed with the Commission on September 27, 1996 (the "S-8").

Employee Stock Option Plans

         1994 Employee Stock Option Plan

         The Company has established the 1994 Employee Stock Option Plan (the "1994 Plan"). The 1994 Plan is intended to provide the employees, directors, independent contractors and consultants of the Company with an added incentive to continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. The 1994 Plan provides for the grant of options to qualified directors, employees (including officers), independent contractors and consultants of the Company to purchase an aggregate of 300,000 shares of Common Stock. Options to purchase no more than 120,000 shares of Common Stock may be granted to any one person in any two-year period. The 1994 Plan is currently administered by the Board of Directors. The Board determines, among other things, the persons to be granted options under the 1994 Plan, the number of shares subject to each option and the option price. The shares of Common Stock authorized under the 1994 Plan are registered for sale on the S-8.

         The 1994 Plan allows the Company to grant incentive stock options ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Code and Stock Appreciation Rights ("SARs"; collectively, with ISOs and NQSOs referred to as "Options") at any time within 10 years from the date the 1994 Plan was adopted. The exercise price of ISOs may not be less than the fair market value of the Common Stock on the date of grant, provided that the exercise price of ISOs granted to an optionee owning more than 10% of the outstanding Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant. In addition, the aggregate fair market value of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. Options may not have a term exceeding ten years, except that ISOs granted to an optionee owning more than 10% of the outstanding Common Stock may not have a term of more than five years and ISOs must be granted to, and exercised by, employees of the Company (including officers). Options are not transferable, except upon the death of the optionee.

         Since the 1994 Plan's adoption, ISOs to purchase 383,000 shares of Common Stock have been granted (of which options to purchase 123,000 shares have been cancelled and are available for reissuance under the 1994 Plan), and no SARs have been granted under the 1994 Plan. Options to purchase 260,000 shares of Common Stock remain outstanding and options to purchase 40,000 shares of Common Stock remain reserved for grant under the 1994 Plan.

                  Joseph Ende was granted 120,000 options to purchase 120,000 shares of Common Stock exercisable at $20 per share under the 1994 Plan, which in December 1994, were canceled by the Company. These options were re-granted to Mr. Ende at an exercise price of $2.50 per share. Such options were re-granted because the Company's Board of Directors determined that such re-grant would provide a greater incentive to Mr. Ende. All 120,000 of such options are currently exercisable. An additional 30,000 options were granted on November 19, 1996 and are currently exercisable at $5.25 per share.

         Scott Osias, Vice President of Sales and Marketing, was granted a stock option under the 1994 Plan to purchase 9,000 shares of Common Stock at $2.50 per share, which option became exercisable on a cumulative basis on January 1, 1997 to the extent of 4,000 shares; on January 1, 1998 for an additional 3,000 shares, and on January 1, 1999 an additional 2,000 shares. Mr. Osias was granted 7,500 options on November 19, 1996 which are exercisable at $5.25 per share. On April 10, 1997, Mr. Osias was granted ISOs to purchase 30,000 shares of Common Stock at $6.75 per share terminating on April 10, 2002. The option becomes exercisable on a cumulative basis in one-third increments on April 10, 1998, 1999, and 2000.

         Marc J. Ruskin, Chief Financial Officer, was granted a stock option under the 1994 Plan to purchase 6,000 shares of Common Stock at $2.25 per share, which option becomes exercisable on a cumulative basis on September 5, 1997 to the extent of 2,000 shares; on September 5, 1998 to the extent of an additional 2,000 shares, and the balance on September 5, 1999. An additional 24,000 options were granted at $3.00 on May 29, 1996 of which 8,000 options were exercised in 1997. The options are exercisable at various dates beginning in November 1996. An additional 7,500 options were granted on November 19, 1996 and are currently exercisable at $5.25 per share.

         On September 16, 1998, Elliot H. Lutzker and Adam Budish, non-employee directors, were each granted NQSO's under the 1994 Plan to each purchase 5,000 shares of Common Stock at $.75 per share, immediately exercisable and terminating on September 16, 2003. On November 21, 1996, Snow Becker Krauss P.C., counsel to the Company, and of which Mr. Lutzker is a member, was granted NQSO's outside of any plan to purchase 20,000 shares of Common Stock immediately exercisable at $5.625 per share.

         1995 Employee Stock Option Plan

         In July 1995, the Company's Board of Directors adopted the 1995 Employee Stock Option Plan (the "1995 Plan"). The 1995 Plan, as amended, provides for the grant of ISOs, NQSOs and SARs to purchase an aggregate of 1,500,000 shares of Common Stock. The provisions of the 1995 Plan are otherwise identical to the above-stated terms of the 1994 Plan.

         Since the adoption of the 1995 Plan, no SARs have been granted, and ISOs and NQSOs to purchase 980,000 shares of Common Stock have been granted and options to purchase 520,000 shares of Common Stock remain available for grant under the 1995 Plan as of September 9, 1998.

         On July 31, 1995, Joseph Ende was granted NQSOs under the 1995 Plan to purchase 180,000 shares of Common Stock at $3.00 per share terminating on July 30, 2000. The option becomes exercisable on a cumulative basis in one-third increments on July 31, 1997, 1998 and 1999. The option will become immediately exercisable, in full, upon a change in control (as defined in the 1995 Plan) of the Company.

         On January 13, 1998, Mr. Osias was granted 30,000 ISO's under the 1995 Plan to purchase common stock at an exercise price of $4.38 per share. These options were repriced on July 31, 1998 at $.75 per share as an incentive for management. These options become exercisable on a cumulative basis on January 13, 1999 to the extent of 10,000 shares, on January 13, 2000 to the extent of an additional 10,000 shares, and the balance on January 13, 2001.

         On January 13, 1998, Mr. Ruskin was granted 60,000 ISO's under the 1995 Plan to purchase Common Stock at an exercise price of $4.38 per share. These options were repriced on July 31, 1998 at $.75 per share as an incentive for management. These options become exercisable on a cumulative basis on January 13, 1999 to the extent of 20,000 shares, on January 13, 2000 to the extent of 20,000 shares and the balance on January 13, 2001.

         On January 13, 1998, Mr. Ende was granted 381,450 NQSO's under the 1995 Plan to purchase Common Stock at an exercise price of $4.38 per share. These options were repriced on July 31, 1998 at $.75 per share as an incentive for management. Mr. Ende was also granted 68,550 ISO's at an exercise price of $4.81 per share which were repriced on July 31, 1998 at $.83 per share, as an incentive for management. These options become exercisable on a cumulative basis on January 13, 1999, to the extent of one-third of the option; on January 13, 2000 to the extent of an additional one-third; and the balance on January 13, 2001. See "Certain Relationships and Related Transactions."

Compensation Committee, Interlocks and Insider Participation

         In February 1998, the Company formed an audit committee and a compensation committee consisting of Elliot H. Lutzker and Alan E. Budish, the Company's two non-officer members of the Board of Directors. There are no Board of Directors interlock relationships with respect to the Company.

Compensation of Directors

                  Directors currently receive no cash compensation for serving on the Board of Directors.

Performance Graph

         The graph and chart below compare the performance of the Company's Common Stock with the performance of the Standard & Poor's SmallCap 600 Index and a Peer Group index, assuming a $100.00 investment made on January 1, 1993 when public trading of the Company's stock commenced. Cumulative return data assumes reinvestment of dividends. The stock performance shown on the graph and chart below is not necessarily indicative of future price performance.

                            TOTAL SHAREHOLDER RETURN


     250 |--------------------------------------------------------------------|
         |                                                                   []
D        |                                                                    |
     200 |--------------------------------------------------------------------|
O        |                                                      O             |
         |                                                     []             |
L    150 |--------------------------------------------------------------------|
         |                                         []                         O
L        |            []             []                                       |
     100 []-------------------------------------------------------------------|
A        V            O                            O                          |
         |            V              V             V                          |
R     50 |--------------------------------------------------------------------|
         |                                                      V             V
S        |                           O                                        |
       0 |--------------------------------------------------------------------|
        2Jan92       Dec93         Dec94         Dec95        Dec96        Dec97


                                      YEAR ENDING

          ---------------------------------------------------------------------
          0 BRAKE HEADQUARTERS USA INC  [] S&P SMALLCAP 600 INDEX  V PEER GROUP
          ---------------------------------------------------------------------


                          Total Return To Shareholders
                         (Dividends reinvested monthly)





                                 ANNUAL RETURN PERCENTAGE
                                        Years Ending


Company Name/Index               Dec93        Dec94        Dec95        Dec96        Dec97
------------------------------------------------------------------------------------------
BRAKE HEADQUARTERS USA INC      -18.57       -92.98       1000.00      190.91       -32.81
S&P SMALLCAP 600 INDEX           18.79        -4.77         29.96       21.32        25.58
PEER GROUP                      -37.04         2.89        -13.45      -35.34        -1.77



                                     INDEXED RETURNS
                                       Years Ending


                                  Base
                                 Period
Company Name/Index               2Jan92        Dec93        Dec94        Dec95        Dec96       Dec97
-------------------------------------------------------------------------------------------------------
BRAKE HEADQUARTERS USA INC        100          81.43        5.72         62.88       182.92      122.90
S&P SMALLCAP 600 INDEX            100         118.79      113.12        147.01       178.35      223.98
PEER GROUP                        100          62.96       64.78         56.07        36.25       35.61




Peer Group Companies
------------------------------
AID AUTO STORES INC
HI-LO AUTOMOTIVE INC
JPE INC
NEWCOR INC
TRAK AUTO CORP
UNIVERSAL AUTOMOTIVE INDS

PROPOSAL 2

AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE, IF NECESSARY, A REVERSE STOCK SPLIT OF NOT MORE THAN ONE-FOR-TEN.

GENERAL

         The Board of Directors has approved a proposal to amend the Company's Certificate of Incorporation to authorize, if necessary, a reverse stock split of not more than one-for-ten of the presently issued and outstanding shares of the Company's Common Stock (the "Reverse Split"), by changing each of up to ten issued and outstanding shares of Common Stock into one issued and outstanding share of Common Stock, (i) to increase the marketability and liquidity of the Company's Common Stock by attracting an increased number of market makers and a wider following (many investment banking firms are prohibited from trading securities of issuers that trade below $1.00 per share), (ii) to maintain its Nasdaq listing and (iii) to reduce the Company's stated capital $.001 for each share of Common Stock changed into up to one-tenth share of Common Stock as a result of the Reverse Split.

REASONS FOR THE REVERSE SPLIT

         The Company's shares of Common Stock are listed on the Nasdaq SmallCap Market. On August 25, 1998, the Company received a notice from Nasdaq stating that unless the Company's Common Stock reports a closing bid price of $1.00 per share or greater, for 10 consecutive trading days during the 90 day period ending November 25, 1998, the Company's securities will be delisted from Nasdaq, effective November 25, 1998. In such event, the Company's Common Stock will be quoted on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc.

         Stock traded on the over-the-counter Bulletin Board ("OTCBB") is subject to Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, which imposes various sales practice requirements on broker-dealers who sell securities governed by Rule 15g-9 to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, Rule 15g-9 may have an adverse effect on the ability of broker-dealers to sell the Company's securities and may affect the ability of Stockholders to sell the Company's securities and otherwise affect the trading market in the Common Stock.

         The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." If the Company's securities become subject to the penny stock rules, investors may find it more difficult to sell their shares. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker dealer salesperson compensation information, must be given to the customer orally or in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

          Requirements for a new listing on the NASDAQ SmallCap Market include a minimum bid price of $4.00 per share. In order to increase the marketability and liquidity of the Company's Common Stock by attracting an increased number of market members and a wider following and to maintain its Nasdaq listing, the Company has authorized the Company's Board of Directors to effect a Reverse Stock Split, if necessary. Many investment banking firms are prohibited from trading securities of issuers that trade below $1.00 per share and/or that are traded on the OTCBB. In connection with any determination by the Board of Directors to such effect, the Board will also in its discretion, determine the ratio of the Reverse Split based on prevailing market conditions, the likely effect on the market price of the Common Stock, and other relevant factors.

EXCHANGE OF SHARES

         If the Shareholders approve the Reverse Split and it is subsequently determined by the Board of Directors that the Reverse Split is necessary, upon the filing of the following amendment to the Company's Certificate of Incorporation with the Secretary of State of Delaware, the Reverse Split will be deemed effective. The Reverse Split will be formally implemented by amending the present

Article Fourth of the Company's Certificate of Incorporation, as amended, to add the following Section with the ratio determined as set forth above:

         Fourth: (c) Effective as of 5:00 p.m., Eastern time, on November ___, 1998, all outstanding shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of one-for__________ without any further action on the part of the holders thereof or this Corporation. No fractional shares shall be issued. All fractional shares shall be increased to the next higher whole number of share.

         Following the effectiveness of the amendment, assuming a one-for-ten ratio, each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed automatically, without any action on the part of the Shareholders, to represent 1/10 of the number of shares of Common Stock after the Reverse Split (the "New Shares"). After the Reverse Split becomes effective, Shareholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Corporation. SHAREHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the shareholders. However, each certificate representing Old Shares will continue to be valid and represent New Shares equal to 1/10 of the number of Old Shares (plus one additional New Share where such Old Shares are not evenly divisible by 10).

         If Proposal 2 is approved by the shareholders and determined by the Board of Directors that the Reverse Split is necessary, the Reverse Split will become effective upon filing a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of Delaware. If the Reverse Split is not deemed necessary by the Board of Directors on or prior to the next Annual Meeting of Shareholders, the Board shall have no further right to effect the Reverse Split.

PRINCIPAL EFFECTS OF THE REVERSE SPLIT AND THE ADDITIONAL REVERSE SPLIT

         Shareholders have no right under the Delaware General Corporation Law (the "DGCL") or under the Company's Certificate of Incorporation or Bylaws to dissent from the Reverse Split or to dissent from the rounding to the nearest whole share of any fractional share resulting from the Reverse Split in lieu of issuing fractional shares.

         The authorized capital stock of the Company will not be reduced or otherwise affected by the Reverse Split. The number of issued and outstanding shares of Common Stock of the Company on September 22, 1998, was 5,679,413 and the number of issued and outstanding shares of Preferred Stock was 1,000. The Company's stated capital as of June 30, 1998 was $6,109,583. Based upon these figures, the aggregate number of shares of Common Stock and Preferred Stock that would be issued and outstanding if the Reverse Split is effected on a one-for-ten basis will be approximately 567,942 and 1,000, respectively, and the stated capital will be approximately $610,958. Although the authorized shares of Preferred Stock will not be affected by the Reverse

Split, the number of shares of Common Stock issuable upon conversion of the Preferred Stock will be adjusted in the same proportion.

         The Reverse Split may result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

         There can be no assurance that any or all of the foregoing effects will occur. In particular, there can be no guarantee that the market price for each New Share after the Reverse Split will be its sum multiple of the market price (per Old Share) before the Reverse Split and the number of shares of Common Stock charged for one share of Common Stock, or that such price will either exceed or remain in excess of the current market price. Furthermore, there can be no assurance that the market for shares of Common Stock will be improved or that the Common Stock will continue to remain listed on the NASDAQ/SmallCap or any other market. The Board of Directors cannot predict what effect the Reverse Split will have on the market for or the market price of the Common Stock.

DILUTION

         The Company has suffered recurring losses from operations. The Company may issue additional shares of its Common Stock on an ongoing basis in order to satisfy all or a portion of its need for cash. If and to the extent that the Company issues additional shares of Common Stock, either prior or subsequent to the implementation of the Reverse Split, each Shareholder's percentage ownership interest in the Company and proportional voting power will be proportionately reduced.

         As of September 22, 1998, the Company had issued and outstanding various options and warrants to purchase an aggregate of approximately 1,886,000 shares of Common Stock. In addition, the Company had outstanding debentures to purchase as of September 18, 1998 approximately 7,538,000 shares of Common Stock.

         If Proposal 2 is approved, in general, both the conversion price and the number of shares subject to such Preferred Stock and Convertible Debentures and Convertible Notes will be affected by the Reverse Split.

         As a result, if the Reverse Split is implemented, it is possible that the holders of all or a substantial number of the outstanding options, warrants, Preferred Stock, Convertible Debentures and Convertible Notes to purchase or convert to shares of the Company's Common Stock will determine that it is not in their best interests to exercise or convert such options, warrants, stock, debentures or notes. If and to the extent that such is the case, each Shareholder's percentage ownership interest in the Company and proportional voting power will not be proportionately maintained as the result of the exercise of such outstanding options, warrants, and rights.

FEDERAL INCOME TAX CONSEQUENCES

         The following description of federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

         The exchange of Old Shares of Common Stock for New Shares of Common Stock will not result in recognition of gain or loss. The holding period for the New Shares will include the Shareholder's holding period for the Old Shares exchanged therefor, provided that the Old Shares were held as a capital asset. The adjusted basis of the New Shares will be the same as the adjusted basis of the Old Shares exchanged therefor.

           THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF AND URGES YOU
              TO VOTE "FOR" THE PROPOSED AMENDMENT OF THE COMPANY'S
            CERTIFICATE OF INCORPORATION IN THE FOREGOING PROPOSAL 2.


PROPOSAL 3. RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Deloitte & Touche LLP as the Company's auditors and to audit the books of account and other records of the Company for the year ending December 31, 1998.

         Deloitte & Touche LLP has audited the Company's financial statements since December 31, 1995. They have no financial interest, either direct or indirect, in the Company. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

         Management recommends voting "FOR" the ratification of the appointment of the auditors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases an office and warehouse facilities from the Company's Chief Executive Officer, Joseph Ende, pursuant to a lease dated July 1, 1992, which was amended in July 1997 to reduce the annual rent from $312,000 to $258,000. The lease term expires July 1, 1999.

         See "Executive Compensation - Employment Agreements" for a description of the terms of current Employment Agreements between the Company and Joseph Ende, Chief Executive Officer, and Scott Osias, President and Chief Operating Officer; and "Employee Stock Options" for a description of the terms of stock options granted to each of the Company's executive officers.

                              SHAREHOLDER PROPOSALS

         No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $2,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next Annual Meeting of Stockholders, will be submitted timely only if the proposal has been received at the Company's principal executive office no later than August 24, 1998. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next Annual Meeting of Stockholders, the proposal must be received at the Company's principal executive office a reasonable time before the solicitation of proxies for such meeting is made.

         Even if the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words with a supporting statement if the latter is required by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

Expenses

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and facsimile by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

Request for Annual Report on Form 10-K

         Copies of the Company's 1997 Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission, including the financial statements, accompany these proxy materials. Additional copies of the Company's 1997

Annual Report can be obtained without charge by stockholders (including beneficial owners of Common Stock) upon written request to Sandra Ende, the Company's Secretary, Brake Headquarters U.S.A., Inc., 33-16 Woodside Avenue, Long Island City, N.Y. 11101. The Company's EDGAR filing may be found on the Worldwide Web at www.sec.gov.

                                              By Order of the Board of Directors


                                              Sandra Ende, Secretary
New York, New York
October 8, 1998

                         BRAKE HEADQUARTERS U.S.A., INC.

P R O X Y

   The undersigned, a holder of Common Stock of Brake Headquarters U.S.A., Inc., a Delaware corporation (the "Company"), hereby appoints Joseph Ende, the proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to attend, represent and vote for the undersigned, all of the shares of the Company held of record by the Undersigned on September 22, 1998, at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company's attorneys, Snow Becker Krauss P.C., 605 Third Avenue, 25th Floor, New York, New York 10158, at 10:00 a.m. (Eastern Standard Time), on October 28, 1998 and any adjournment(s) thereof, as follows:

   1.  ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

   |_| FOR all nominees listed below

   |_| WITHHOLD AUTHORITY to vote for all the nominees listed below

(Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT THE NOMINEE'S NAME BELOW)
       Joseph Ende, Sandra Ende, Marc J. Ruskin, Adam E. Budish and
       Elliot H. Lutzker

   2.  To authorize a reverse split of the Company's Common Stock, if necessary.

   |_| FOR                    |_|      AGAINST               |_|      ABSTAIN

   3. To ratify the appointment of Deloitte & Touche LLP as the Company's auditors for the year ending December 31, 1998.

   |_| FOR                    |_|      AGAINST               |_|      ABSTAIN

   4. Upon such other matters as may properly come before the meeting or any adjournments thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSALS 2 AND 3 AND AS SUCH PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING. EACH MATTER ABOVE WAS PROPOSED BY THE BOARD OF DIRECTORS.

         The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated October 8, 1998 relating to the Annual Meeting, the 1997 Annual Report to Shareholders including financial statements for the period ended December 31, 1997 and the Quarterly Report on Form 10-Q for the six-month period ended June 30, 1998.

Date:___________________, 1998




_______________________________             __________________________________
           Signature                                     Signature


Signature of Shareholder. The signature hereon should correspond exactly with the name of the Shareholder appearing on the Stock Certificate. If Stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BRAKE HEADQUARTERS U.S.A., INC. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT YOU VOTE.